================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         THE STANDARD REGISTER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: ..........

  (2) Aggregate number of securities to which transaction applies: .............

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): .............................

  (4) Proposed maximum aggregate value of transaction: .........................

  (5) Total fee paid: ..........................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ..................................................

  (2) Form, Schedule or Registration Statement No.: ............................

  (3) Filing Party: ............................................................

  (4) Date Filed: ..............................................................

================================================================================

                             Standard Register LOGO

                       P.O. BOX 1167  -  DAYTON, OH 45401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF THE STANDARD REGISTER COMPANY

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Standard Register Company which will be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, at 11:00 A.M. Eastern Daylight Savings Time on Wednesday, April 16, 1997.

     The subjects to be considered at this Annual Meeting are:

     (1) To fix the number of Directors to be elected at ten;

     (2) To elect ten Directors;

     (3) To approve The Standard Register Company Management Incentive Compensation Plan;

     (4) To select and retain Battelle & Battelle, Certified Public Accountants, as the Company's auditors for the year 1997; and to transact any other business that may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 21, 1997, as the record date for determining the shareholders entitled to vote at the Annual Meeting.

     As part of the meeting, we will discuss the Company's 1996 operations and our plans for the future. Directors and officers of the Company will be available to discuss the Company's business with you.

                                           Alan L. Baughn
                                           Secretary

Dayton, Ohio
March 21, 1997

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                         THE STANDARD REGISTER COMPANY

--------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      FOR

                                 ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

--------------------------------------------------------------------------------

                          PRINCIPAL EXECUTIVE OFFICES:
                               600 ALBANY STREET
                               DAYTON, OHIO 45408
                                 (937) 443-1000

                          Mailing Date: March 21, 1997

--------------------------------------------------------------------------------

This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders of The Standard Register Company, an Ohio corporation, to be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, on Wednesday, April 16, 1997, at 11:00 A.M. The proxies are solicited on behalf of the Board of Directors of the Company. Shareholders of record at the close of business February 21, 1997, are entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding 24,025,158 shares of Common Stock (each share having one vote) and 4,725,000 shares of Class A Stock (each share having five votes).

  All properly cast votes, in person or by proxy, will be counted for purposes of the issues to be voted on at the Annual Meeting. Abstentions and broker non-votes will not be counted and therefore will have no impact on any matter voted upon.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Properly executed proxies received in time to be voted at the Annual Meeting, or any adjournments thereof, will be voted according to the instructions indicated on the proxies unless the proxies have been revoked. If no choice is specified, the shares will be voted as recommended by the Board of Directors. Proxies may be revoked by giving a later dated proxy to the Company or by giving notice of revocation to the Company in writing or orally at the Annual Meeting. The presence of a shareholder at the Annual Meeting will not, by itself, revoke a proxy. The proxies solicited on behalf of the Board of Directors of the Company contain the authority to vote the shares of stock cumulatively in the election of directors to the Company's Board of Directors at the Annual Meeting.

  At the Annual Meeting, the shareholders will: (1) determine the number of directors to be elected; (2) elect a Board of Directors; (3) approve or disapprove a new Management Incentive Compensation Plan; and (4) select independent auditors for the Company.

                                   PROPOSALS

PROPOSAL 1: FIXING NUMBER OF DIRECTORS

  The Company has ten directors. The Board of Directors recommends fixing the number of directors to be elected at ten. The affirmative vote of a majority of the votes cast upon this proposal is required for approval.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT TEN.

PROPOSAL 2: ELECTION OF DIRECTORS

  The Board of Directors is nominating for election the ten persons hereinafter named to be directors of the Company and to hold office until the next annual election or until their successors are elected and qualified.

  Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, if any of them is unavailable, the shares will be voted for substitute nominees as determined by the persons voting the proxies.

  Cumulative voting is permitted by the laws of Ohio in voting for the election of directors, if notice is given in writing by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for the Annual Meeting. If any shares may be voted cumulatively for the election of directors, each shareholder present at the Annual Meeting and the persons voting the proxies shall have full discretion and authority to cumulate such voting power as the shareholder or proxy possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as the shareholder or proxy sees fit.

  In the absence of cumulative voting, nominees receiving the highest number of votes cast for the positions to be filled will be elected.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE FOLLOWING NAMED NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY:

NOMINEES

  All nominees recommended by the Company for election were previously elected as Directors. Information concerning each nominee follows:

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
----------------------------    ---------    ---------------
ROY W. BEGLEY, JR. *               41             1994

  Mr. Begley has been an Investment Officer with Key Trust Co. of Ohio, N.A., since 1995. Prior to that he was an Investment Executive with Society Investments, Inc., from April 1994, and an Investment Specialist with Provident Securities and Investments from August 1992 until April 1994. From 1987 until 1992, Mr. Begley was a Financial Consultant with Shearson-Lehman Brothers. He is a member of the Pension Advisory Committee of the Board of Directors.

F. DAVID CLARKE, III               40             1992

  Mr. Clarke has been Chairman of the Board of Directors of Clarke-Hook Corporation as well as its Vice President and General Counsel since December 1990. He is Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors.

PAUL H. GRANZOW                    69             1966

  Mr. Granzow has been Chairman of the Board of Directors of the Company since January 1984. He is a co-trustee of the John Q. Sherman Trust. See "Voting Securities and Principal Holders Thereof". He is a Senior Vice-President and a director of The Weston Paper and Manufacturing Co.

GRAEME G. KEEPING                  55             1996

  Mr. Keeping has been President of Information Resources Management Associates, a consulting firm, since 1987. He is a member of the Pension Advisory Committee of the Board of Directors.

PETER S. REDDING                   58             1992

  Mr. Redding was elected President & Chief Executive Officer of the Company effective December 17, 1994. Prior to December 1994, he served the Company in various executive, sales management and sales positions. Mr. Redding is a member of the Dayton Region Advisory Board of KeyBank, NA. He is an ex-officio member of all committees of the Board of Directors, except for the Audit Committee.

DENNIS L. REDIKER                  53             1995

  Mr. Rediker has been Chief Executive Officer of English China Clays, plc since 1996. From 1993 until 1996, Mr. Rediker was President and CEO of ECC International Inc. From 1989 until 1993, Mr. Rediker was President of Mead Coated Board Division of Mead Corporation Worldwide Operations. Mr. Rediker is also a Director of English China Clays. He is a member of the Audit and Compensation Committees of the Board of Directors.

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
----------------------------    ---------    ---------------
ANN SCAVULLO                       50             1996

  Ms. Scavullo has been Vice President of Strategic Alliances and Joint Ventures of Avon Products, Inc., since 1995. Avon Products is a global direct seller of beauty and related products. From 1991 until 1995, she was Vice President of Investor Relations at Avon Products and from 1986 until 1991, she was Director of Investor Relations at Avon Products. She is a member of the Compensation Committee of the Board of Directors.

JOHN J. SCHIFF, JR.                53             1982

  Mr. Schiff is a director of John J. and Thomas R. Schiff & Co., Inc., an insurance agency. Prior to January 1997, he was Chairman of the Board of Directors of John J. and Thomas R. Schiff & Co. He is Chairman of the Board of Directors of The Cincinnati Insurance Company and the Cincinnati Financial Corporation. He is a director of The Cinergy Corp., Fifth Third Bankcorp, The Fifth Third Bank, and the Cincinnati Bengals, Inc. He is Chairman of the Audit Committee and Pension Advisory Committee of the Board of Directors.

CHARLES F. SHERMAN *               69             1992

  Mr. Sherman has had personal business interests in Ohio and Kentucky for over five years. He is a member of the Pension Advisory Committee of the Board of Directors.

JOHN Q. SHERMAN, II *              43             1994

  Mr. Sherman has been a manufacturer's representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985. A. Rifkin Company is a manufacturer of specialty security packaging. He is a member of the Compensation Committee of the Board of Directors.

* Roy W. Begley, Jr. and John Q Sherman, II are first cousins, and are nephews of Charles F. Sherman.
--------------------------------------------------------------------------------

  The Board of Directors met six times in 1996. All directors attended at least 75% of Board of Directors and committee meetings of which they were members during 1996.

BOARD COMMITTEES

  The Company's Audit Committee held three meetings in 1996. Mr. Schiff is Chairman of the Committee. Messrs. Clarke and Rediker are the other members. The Audit Committee is responsible for reviewing the Company's corporate accounting, auditing and financial reporting practices. It also recommends the employment of independent public accountants and reviews the relationships between the Company and its outside accountants.

  The Compensation Committee held five meetings in 1996. Mr. Clarke is Chairman of the Compensation Committee. Messrs. Rediker and J. Sherman and Ms. Scavullo are the other members. The Compensation Committee formulates the Company's executive compensation program and determines executive compensation and incentives each year. It also administers the Company's Stock Option Plan.

  The Company does not have a Nominating Committee of the Board of Directors. The Board of Directors, which performs the function of a Nominating Committee, will consider nominees recommended by any shareholder if such recommendation is submitted in writing by November 24, 1997.

BOARD COMPENSATION

  Non-Officer members of the Board of Directors receive an annual fee of $20,000, plus an annual fee of $3,000 for serving on the Audit Committee and Compensation Committee, and $5,500 for serving on the Pension Advisory Committee. The chairmen of the Audit and Compensation Committees receive an additional annual fee of $1,000. The chairman of the Pension Advisory Committee receives an additional annual fee of $2,000. Each non-officer director is paid $1,000 for each Board of Directors' meeting attended. Officer members of the Board of Directors do not receive any fees for serving as members of the Board of Directors or as members of any committees.

  The Company has a supplemental retirement benefit agreement with Paul H. Granzow which provides that the Company will supplement his retirement benefits from the Qualified Retirement Plan to the extent necessary to provide him with annual retirement benefits equal to the greater of $150,000 or 50% of the average annual compensation paid to him for the five year period immediately preceding the year of his termination of employment with the Company.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERS OF MORE THAN 5% OF THE SHARES OF THE COMPANY

The following are all of the persons known by the Company to own of record or beneficially on February 21, 1997, five percent or more of the outstanding Class A Stock and Common Stock of the Company:

           NAME AND                                                     PERCENT OF
          ADDRESS OF                                                     COMBINED
          BENEFICIAL                          NUMBER       PERCENT        VOTING
            OWNERS                 CLASS     OF SHARES     OF CLASS       POWER
----------------------------------------------------------------------------------
PAUL H. GRANZOW,                  Class A    2,516,856       53.27
JAMES L. SHERMAN                  Common     5,810,508       24.19         38.60
and CHARLES F. SHERMAN,
TRUSTEES(1)
50 East Third St.
Dayton, Ohio 45402
WILLIAM P. SHERMAN(2)             Class A     359,551         7.61
50 East Third St.                 Common      878,187         3.66          5.61
Dayton, Ohio 45402
MARY C. NUSHAWG(2)                Class A     359,551         7.61
50 East Third St.                 Common      842,996         3.51          5.54
Dayton, Ohio 45402
JAMES L. SHERMAN(2)               Class A     359,551         7.61
50 East Third St.                 Common      909,795         3.79          5.68
Dayton, Ohio 45402
ROBERT N. SHERMAN(2)              Class A     359,551         7.61
50 East Third St.                 Common      878,061         3.66          5.61
Dayton, Ohio 45402
CHARLES F. SHERMAN(2)             Class A     359,551         7.61
50 East Third St.                 Common      880,935         3.67          5.62
Dayton, Ohio 45402
PATRICIA L. BEGLEY(2)             Class A     359,550         7.61
50 East Third St.                 Common      830,073         3.46          5.52
Dayton, Ohio 45402
THE FIFTH THIRD BANK,             Class A    1,081,392       22.89
TRUSTEE(3)                        Common     2,595,312       10.80         16.79
Cincinnati, Ohio 45202
THE FIFTH THIRD BANK,             Class A    1,071,624       22.68
TRUSTEE(4)                        Common     2,571,912       10.70         16.64
Cincinnati, Ohio 45202

--------------------------------------------------------------------------------

(1) Paul H. Granzow, James L. Sherman and Charles F. Sherman, the Trustees under the Last Will and Testament of John Q. Sherman, deceased, hold the voting securities in separate equal trusts for each of the six surviving children and heirs of the deceased children of John Q. Sherman, deceased, each of whom is a life beneficiary of his or her respective trust. The Trustees share voting and investment power for the securities in the trusts. The Will of John Q. Sherman requires the Trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy authorizing the beneficiary to vote the shares held in his or her respective trust.

(2) Each of these individuals is a child of John Q. Sherman, deceased. None of them own in his or her own name more than five percent of the outstanding voting securities of the Company; however, each has the right, upon his or her request, to vote the shares of the Company held in his or her respective trust created under the Will of John Q. Sherman, deceased.

(3) The trust under the Last Will and Testament of William C. Sherman, deceased, provides for the payment of net income for life to Helen Margaret Hook Clarke, niece of William C. Sherman, deceased. The Trustee, The Fifth Third Bank ("Fifth Third"), has the sole voting and investment power for the securities in the trust.

(4) The trust created under the Agreement with William C. Sherman dated December 29, 1939, provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. Fifth Third has the sole voting and investment power for the securities in the trust.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director and executive officer listed on the Summary Compensation Table and all directors and executive officers as a group own of record or beneficially Class A Stock and Common Stock of the Company on February 21, 1997, as follows:

                                                                        PERCENT OF
                                                                         COMBINED
          BENEFICIAL                          NUMBER       PERCENT        VOTING
            OWNERS                 CLASS     OF SHARES     OF CLASS       POWER
----------------------------------------------------------------------------------
ROY W. BEGLEY, JR. (1)            Common          500        0.002         0.001
  Director
CRAIG J. BROWN (2)                Common       15,077        0.063         0.032
  Sr. Vice President --
  Administration,
  Treasurer & CFO
F. DAVID CLARKE, III (3)          Common        6,776        0.028         0.014
  Director                        Class A       5,096        0.108         0.053
PETER A. DORSMAN (2)              Common        7,752        0.032         0.016
  Sr. Vice President &
  General Manager --
  Document Systems Div.
PAUL H. GRANZOW (2)(4)(5)         Common       42,559        0.177         0.077
  Director and Chairman of
  Board
GRAEME G. KEEPING                 Common            0            0             0
  Director
PETER S. REDDING (2)(6)           Common       57,196        0.238         0.091
  Director and President and
  Chief Executive Officer
DENNIS L. REDIKER                 Common            0            0             0
  Director
ANN SCAVULLO                      Common          550        0.002         0.001
  Director
JOHN J. SCHIFF, JR.               Common       36,200        0.151         0.076
  Director
CHARLES F. SHERMAN (4)(7)         Common      880,934        3.667         1.848
  Director                        Class A     359,551        7.610         3.773
JOHN Q. SHERMAN, II               Common          160        0.001         0.000
  Director
JOSEPH V. SCHWAN (2)(8)           Common       31,701        0.131         0.067
  Sr. Vice President & General
  Manager - Document Mgmt.
  Div.
MICHAEL SPAUL                     Common       34,604        0.144         0.073
  Sr. Vice President & General
  Manager-Communicolor Div.
  On February 21, 1997, the       Common     1,171,566       4.876         2.456
  shares beneficially owned by
  all current executive           Class A     364,647        7.717         3.826
  officers and directors as a
  group (2) (22 persons)

--------------------------------------------------------------------------------

(1) Roy W. Begley, Jr. and his wife, Margaret Begley, own as joint tenants 500 shares of Common Stock of the Company. Mrs. Begley owns 130 shares of Common Stock of the Company as to which Mr. Begley disclaims beneficial ownership.

(2) Includes the following options to purchase Common Stock of the Company exercisable before April 23, 1997: Craig J. Brown -- 5,000 shares; Peter A. Dorsman -- 3,000 shares; Paul H. Granzow -- 6,000 shares; Peter S.
    Redding -- 14,000 shares; Joseph V. Schwan -- 5,000 shares; Michael
    Spaul -- 5,000 shares; and all executive officers and directors as a group -- 46,000 shares.

(3) F. David Clarke, III and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Common Stock of the Company.

(4) Paul H. Granzow, and Charles F. Sherman (along with James L. Sherman) are trustees under the Last Will and Testament of John Q. Sherman. As such, the Trustees have the power to vote shares held by the trusts in the event that the beneficiaries of the trusts do not desire to exercise their right to vote the shares. The John Q. Sherman Trust owns 2,516,856 shares of Class A Stock and 5,810,508 shares of Common Stock which in the aggregate represents 38.65% of the outstanding votes of the Company. The Trustees share the investment power with respect to Class A and Common Stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in the trusts.

(5) Lana T. Granzow, the wife of Paul H. Granzow, owns 1,300 shares of Common Stock of the Company. Mr. Granzow disclaims beneficial ownership of these shares of Common Stock.

(6) Lorelei L. Redding, the wife of Peter S. Redding, owns 250 shares of Common Stock of the Company. Mr. Redding disclaims beneficial ownership of these shares of Common Stock.

(7) Charles F. Sherman is a beneficiary of the John Q. Sherman Trust and as such has the right to vote 359,551 shares of Class A Stock and 830,073 shares of Common Stock of the Company. The Trustees have the investment power with respect to these shares.

(8) Joseph V. Schwan and his wife, Charlann Schwan, own as joint tenants 650 shares of Common Stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of 10% or more of the Company's Common Stock to report certain transactions in the Common Stock to the Securities and Exchange Commission. Alan L. Baughn, an executive officer of the Company, filed a report of sale of Common Stock held in his employee stock purchase plan after the due date of February 12, 1996. The following persons who were executive officers in 1996 filed reports of stock options granted to them in 1996 after the due date of February 12, 1997: Rebecca H. Appenzeller, Alan L. Baughn, Craig J. Brown, H. Frank Coffman, John L. Crawford, James H. DeYoung, Peter A. Dorsman, Paul H. Granzow, Peter S. Redding, Vincent J. Reidy, C. Thomas Russell, John E. Scarpelli, Joseph V. Schwan, Harry A. Seifert, and Michael Spaul.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                ANNUAL COMPENSATION        ALL OTHER
                                              -----------------------     COMPENSATION
     NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS (1)          (2)
--------------------------------------------------------------------------------------
PETER S. REDDING                     1996     $344,531      $954,800          $950
President & Chief                    1995      315,000       837,507           924
Executive Officer                    1994      274,000       447,607           924
JOSEPH V. SCHWAN                     1996      202,750       561,881           950
Sr. Vice President &                 1995      191,500       509,151           924
General Manager -- Document          1994      168,000       274,445           924
Management Division
MICHAEL SPAUL                        1996      155,031       429,637           950
Sr. Vice President &                 1995      148,000       393,496           924
General Manager --                   1994      140,000       228,705           924
COMMUNICOLOR
PETER A. DORSMAN                     1996      150,775       417,843           950
Sr. Vice President &                 1995          n/a           n/a           n/a
General Manager --                   1994          n/a           n/a           n/a
Document Systems Division
CRAIG J. BROWN                       1996      150,500       417,080           950
Sr. Vice President                   1995      130,000       345,638           924
Administration, Treasurer            1994      120,000       196,032           924
& Chief Financial Officer
--------------------------------------------------------------------------------------

  (1) Includes the cash and stock incentives earned by the officers pursuant to the Key Employees Incentive Plan and Stock Incentive Plan.

  (2) Includes the Company's matching contributions under The Standard Register Employees Savings Plan which provides that the Company may make an annual matching contribution for each participant in an amount up to 10% of each participant's contribution; provided, however, the Company's matching contribution for each participant shall in no event exceed .6% of the participant's eligible compensation. Employee contributions to the Savings Plan are fully vested. The Company's matching contribution vests after five years of Company service.

NAMED EXECUTIVE OFFICERS

  Information concerning each of the Executive Officers named in the Summary Compensation Table who are not nominees for election as directors is as follows:

                                                SERVED AS
            NAME                   AGE        OFFICER SINCE
----------------------------    ---------    ---------------
CRAIG J. BROWN                     47             1987

  Mr. Brown has been Senior Vice President -- Administration, Treasurer and Chief Financial Officer since March 1995. From January 1993 through February 1995, he was Vice President -- Finance, Treasurer and Chief Financial Officer. Prior to 1993, he served the Company in various executive and financial positions.

PETER A. DORSMAN                   42             1996

  Mr. Dorsman has been Senior Vice President and General Manager -- Document Systems Division since January 1996. From October 1977 until January 1996, Mr. Dorsman served in a number of senior marketing, strategic planning and sales management positions with NCR Corporation.

JOSEPH V. SCHWAN                   60             1991

  Mr. Schwan has been Senior Vice President and General Manager -- Document Management Division since March 1995. From August 1991 through February 1995, he was Vice President -- Forms Sales & Marketing. From approximately January 1990 through July 1991, Mr. Schwan was Vice President and Chief Operating Officer of Rittenhouse Paper. Mr. Schwan is a member of the Board of Directors of Hach Company in Loveland, Colorado, a manufacturer of water testing instrumentation.

MICHAEL SPAUL                      49             1991

  Mr. Spaul has been Senior Vice President and General Manager -- COMMUNICOLOR Division since March 1, 1995. From 1989 through February 1995, he was Vice President and General Manager -- COMMUNICOLOR Division.

RETIREMENT PLANS

  The Stanreco Retirement Plan provides for retirement benefits based on the average compensation for the highest five years of total plan participation and is funded, in part, by contributions by the participants.

  The Standard Register Company Non-Qualified Retirement Plan supplements the Stanreco Plan. It provides retirement benefits which would have been payable from the Stanreco Plan but for the limits imposed by the Tax Reform Act of 1986. The Company does not currently fund or contribute to the Non-Qualified Plan but does accrue for projected benefit expense annually.

  The Standard Register Company Officers' Supplemental Non-Qualified Plan pays retirement benefits in addition to the Stanreco Plan and Non-Qualified Plan based on the number of years of credited service as an officer in excess of five years.

RETIREMENT PLAN TABLES 1, 2 AND 3

  Table 1 shows the estimated annual retirement benefits payable from the Stanreco Plan and the Non-Qualified Plan to the Company's employees in specified remuneration and years of service. Part of the estimated annual benefits include the return of and earnings on contributions made by the employees. Table 2 shows the estimated annual retirement benefits payable from the Supplemental Non-Qualified Plan to officers based on remuneration and years of officer service (in excess of five years). An officer's annual retirement benefit is equal to the lesser of the sum of the benefits from Tables 1 and 2 or 50% of the average of the highest five years of compensation.

TABLE 1

  AVERAGE OF FIVE                                          YEARS OF CREDITED SERVICE
  HIGHEST YEARS OF     -------------------------------------------------------------------------------------------------
    COMPENSATION          1           5           10           15           20           25           30           35
  ----------------     -------     -------     --------     --------     --------     --------     --------     --------
      $200,000         $ 2,600     $13,000     $ 26,000     $ 39,000     $ 52,000     $ 65,000     $ 78,000     $ 91,000
       300,000           3,900      19,500       39,000       58,500       78,000       97,500      117,000      136,000
       400,000           5,200      26,000       52,000       78,000      104,000      130,000      156,000      182,000
       500,000           6,500      32,500       65,000       97,500      130,000      162,500      195,000      227,500
       600,000           7,800      39,000       78,000      117,000      156,000      195,000      234,000      273,000
       700,000           9,100      45,500       91,000      136,500      182,000      227,500      273,000      318,500
       800,000          10,400      52,000      104,000      156,000      208,000      260,000      312,000      364,000

TABLE 2

  AVERAGE OF FIVE        YEARS OF OFFICER SERVICE IN EXCESS OF FIVE
  HIGHEST YEARS OF     ----------------------------------------------
    COMPENSATION          1           5            10           15
  ----------------     -------     --------     --------     --------
      $200,000         $ 6,100     $ 30,500     $ 61,000     $ 67,100
       300,000           9,150       45,750       91,500      100,650
       400,000          12,200       61,000      122,000      134,200
       500,000          15,250       76,250      152,500      167,750
       600,000          18,300       91,500      183,000      201,300
       700,000          21,350      106,750      213,500      320,250
       800,000          24,400      122,000      244,000      366,000

  Estimated annual benefits are based upon the assumption that the employee remains in the service of the Company until age 62, at which age the employee qualifies for the maximum retirement benefit. Retirement prior to age 62 will result in actuarially reduced benefits. The estimated annual benefits are taxable income but are not subject to any deduction for social security benefits. No additional benefit can be earned from the Supplemental Non-Qualified Plan after the sixteenth year of officer service.

  The table below shows the average of the highest five years of total compensation and the years of service and officer service for each person listed in the Summary Compensation Table except for Mr. Dorsman whose employment commenced on January 6, 1996 and who is not yet eligible to participate in the Company's retirement plans.

TABLE 3

                           AVERAGE OF
                        THE HIGHEST FIVE      YEARS OF     YEARS OF
                            YEARS OF          CREDITED     OFFICER
       NAME            TOTAL COMPENSATION     SERVICE      SERVICE
-------------------    ------------------     --------     --------
Peter S. Redding            $729,311             29           15
Joseph V. Schwan             438,056              4            5
Michael Spaul                379,293             13            6
Craig J. Brown               330,098             22           10

STOCK OPTION TABLES

  Options to purchase Common Stock of the Company for each executive officer listed in the Summary Compensation Table are as follows:

                        OPTION GRANTS DURING FISCAL 1996

                                                                                                 POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                                        VALUE
                       --------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                       NUMBER OF                                                                    OF STOCK PRICE
                        SHARES                                                                       APPRECIATION
                       UNDERLYING     % OF TOTAL OPTIONS                                            FOR OPTION TERM
                        OPTIONS      GRANTED TO EMPLOYEES     EXERCISE PRICE     EXPIRATION     -----------------------
       NAME             GRANTED         IN FISCAL YEAR         (PER SHARE)          DATE           5%            10%
-------------------    ---------     --------------------     --------------     ----------     --------       --------
Peter S. Redding         15,000               5.7%               $ 32.375          12/28/06     $305,407       $773,961
Joseph V. Schwan          6,000               2.3%                 32.375          12/28/06      122,163        309,584
Michael Spaul             6,000               2.3%                 32.375          12/28/06      122,163        309,584
Peter A. Dorsman          6,000               2.3%                 32.375          12/28/06      122,163        309,584
Craig J. Brown            5,000               1.9%                 32.375          12/28/06      101,802        257,987

  Options to purchase Common Stock of the Company exercised in fiscal year 1996 for each executive officer listed in the Summary Compensation Table are as follows:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                 YEAR ("FY") AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SHARES                  VALUE OF
                                                         UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                       SHARES ACQUIRED      VALUE           OPTIONS AT FY-END             OPTIONS AT FY-END
       NAME              ON EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------    ---------------     --------     -------------------------     -------------------------
Peter S. Redding              0                0              14,000/71,000               $171,500/$686,000
Joseph V. Schwan              0                0               5,000/26,000                 61,250/ 245,000
Michael Spaul                 0                0               5,000/26,000                 61,250/ 245,000
Peter A. Dorsman              0                0               3,000/18,000                 36,750/ 147,000
Craig J. Brown                0                0               5,000/25,000                 61,250/ 245,000

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee has the overall responsibility for determining specific compensation levels for executive officers and bonuses for executive officers and key management personnel subject to approval of the full Board of Directors. The Company's Stock Option Plan is administered by the Compensation Committee.

  The Compensation Committee's goal is to establish an executive compensation program that enhances the Company's overall fundamental objective of providing value for its shareholders. The Compensation Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable the Company to attract and retain executives with the highest qualifications and by tying executive pay to overall corporation performance. The compensation system developed over the years by the Company has been designed so that a relatively high percentage of all compensation is incentive-based. In addition, the Stock Incentive Plan was, and Stock Option Plan is, designed to tie a portion of the executives' compensation to the market performance of the Company's stock.

  All executive compensation was fully deductible for federal income tax purposes for 1996 either because the individual compensation amounts were less than $1 million or because any excess was incentive-based.

BASE COMPENSATION

  In determining its recommendations to the Board of Directors for executive officer salaries for 1996, the Compensation Committee assigned each executive position, including the President and Chief Executive Officer position, a salary range that defined a minimum, midpoint and maximum salary commensurate with the responsibilities of the job, as determined by compensation guidelines and competitive information provided to the Compensation Committee by an independent compensation consultant. The ranges were adjusted to reflect changes in the competitive business climate from the prior year. Executive officer salaries were targeted at the midpoint of the range for that position. Factors that determined the salary within the range included objective performance and level of experience. Each executive officer's performance was judged on both subjective and objective basis, the latter measured against specific, personal objectives agreed upon at the outset of the year by the executive and the President and Chief Executive Officer. Merit salary increases were awarded on the basis of each executive officer's performance rating.

  Mr. Redding's salary as President and Chief Executive Officer was determined in the same manner as all other executive officers of the Company, except that his performance was judged on a subjective basis by the Board of Directors. His salary was not determined by specific performance measures.

  After reviewing the determinations of the Compensation Committee, the Board of Directors adopted them as its own and implemented the salary levels recommended. This process resulted in the base salaries shown in the Summary Compensation Table.

INCENTIVE COMPENSATION

  All bonuses were determined by specific performance formulae contained in the Key Employees Incentive Plan and Stock Incentive Plan previously approved by the shareholders and which have been in effect since 1976 and 1978, respectively. These bonus plans took total compensation levels to the third quartile (50%-75%) of compensation for similar positions within the industry.

STOCK OPTIONS

  Options to purchase Common Stock of the Company also represent a performance-based component of the Company's compensation program. The Compensation Committee's objective is to provide an incentive to management to increase the value of the Company's Common Stock over the long term. To that end, to reward past performance and to motivate future performance, stock options were granted to all executive officers and certain key management personnel under the Stock Option Plan. Another purpose of the Stock Option Plan is to encourage participants to maintain a long term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Compensation Committee determines participants in the Stock Option Plan, the timing of option grants, the numbers of shares granted, vesting schedules, option prices and duration and other terms of the options. All of the executives named in the Summary Compensation Table were granted options during 1996 under the Stock Option Plan as disclosed in the Stock Option Tables.

NEW COMPENSATION PROGRAM

  During 1996, an independent compensation consulting firm was retained to assist the Compensation Committee in conducting a thorough review of the Company's then current compensation program. The purpose of the review was to determine if each of the various components of the program was properly designed to achieve the Committee's goal of establishing an executive compensation program that enhances the Company's overall fundamental objective of providing value for its shareholders. As a result of the review, the Committee decided that certain components of the program should be changed in order to make the overall program more effective in attaining the desired objective. The Committee decided that base salaries should be established at levels that represent the 50th percentile of salaries paid for similar positions at comparable companies. This would require an increase of the annual salaries paid to most officers of the Company. The Committee also decided that the incentive-based part of the compensation program should more clearly reflect a short term component which rewards superior performance in the current year and a long term component which rewards superior performance on average over a period of years. The Committee also decided that the incentive-based components should be more flexible so that performance goals and other objective criteria for awarding incentive compensation can be established each year on an individual and group basis. It is anticipated that the changes in the incentive-based components recommended by the Committee, when fully implemented, will require higher levels of performance in the future to sustain or exceed the incentive compensation awards that were paid, in the aggregate, to the officers of the Company in 1996. As a result of the foregoing, upon recommendation of the Compensation Committee, effective January 1, 1997, the Board of Directors terminated the Key Employees Incentive Plan and the Stock Incentive Plan and adopted the Management Incentive Compensation Plan which is described in Proposal 3 and set forth in Appendix A, subject to shareholder approval.

THE COMPENSATION COMMITTEE:

F. DAVID CLARKE, III (Chairman)
DENNIS L. REDIKER
ANN SCAVULLO
JOHN Q. SHERMAN, II

                               PERFORMANCE GRAPH

  The following Performance Graph presents a comparison of the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock from December 31, 1991 to December 31, 1996 (as measured by dividing (i) the sum of (a) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, and (b) the difference between the Company's share price at the end and beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with the Standard & Poor's 400 Midcap Index, Standard & Poor's 500 Index and Peer Group Index. The S&P 400 Midcap Index and S&P 500 Index have been used in the Performance Graph instead of the NASDAQ Equity Index because the Company moved during 1996 from NASDAQ to the New York Stock Exchange. Duplex Products, Inc., which was previously included in the Peer Group, has been deleted because The Reynolds & Reynolds Company acquired Duplex Products, Inc., during 1996. The Peer Group now consists of Moore Corporation, Ltd., The Reynolds & Reynolds Company, Wallace Computer Sciences, Inc., and the Company.

       Measurement Period            Standard Reg-
      (Fiscal Year Covered)              ister        S&P 400 MIDCAP     S&P 500 Index      Peer Group
1991                                           1.00              1.00              1.00              1.00
1992                                           1.34              1.12              1.08              1.05
1993                                           1.60              1.28              1.18              1.49
1994                                           1.40              1.23              1.20              1.58
1995                                           1.66              1.61              1.65              2.43
1996                                           2.77              1.92              2.03              3.51

PROPOSAL 3: APPROVAL OF MANAGEMENT INCENTIVE COMPENSATION PLAN

  At its December 1996 meeting, the Board of Directors unanimously adopted a Management Incentive Compensation Plan, subject to shareholder approval. The Plan is designed to provide a significant and flexible economic opportunity to selected officers and employees of the Company as a reflection of their individual and group contributions to the success of the Company. Fourteen employees will initially be covered by the Plan. The full text of the Plan is attached as Appendix A.

  The Compensation Committee will administer the Plan. The amount and terms of each incentive award to a participant in the Plan will be at the discretion of the Compensation Committee, and may be paid in cash, Common Stock or a combination of the two.

  Incentive awards to participants in the Plan shall be subject to objective performance goals established by the Compensation Committee. These goals will be based on one or more of the following: earnings per share, market share, stock price, sales, reduction of cost, net operating income, cash flow, retained earnings, return on capital, return on equity, return on assets, results of customer satisfaction surveys, aggregate product price and other product price measures, and operating and maintenance cost management. The Compensation Committee will certify the extent to which the performance objectives are attained.

  Incentive awards under the Plan generally will be considered compensation for purposes of calculating payments or benefits under the Company's retirement plans and for the purchase of supplemental life insurance but shall not be considered compensation for purposes of calculating benefits under any other benefit plan or policy.

  At its December 1996 meeting, the Compensation Committee adopted performance goals and other criteria for awarding incentive compensation under the Plan for fiscal 1997, subject to approval of the Plan by the shareholders. The Plan includes a short term incentive compensation component and a long term incentive compensation component.

  For fiscal 1997, the short term component will consist of a compensation pool in an amount equal to 5% of the amount by which 1997 net profit exceeds a 7% return on capital up to, but not including any excess over, a 12% return on capital, plus 8% of the amount by which 1997 net profit exceeds a 12% return on capital. The pool will be distributed among the participants in proportion to short term incentive compensation targets assigned to the participants by the Compensation Committee. The targets range from 40% to 75% of salary, and the maximum short term incentive compensation award for 1997 is two times a participant's target.

  The long term component envisioned by the Compensation Committee will eventually be based upon a three year rolling average return on capital in excess of the cost of capital. Since 1997 will be the first year in which the Plan is effective, the long term component for 1997 will be based upon return on capital for 1997 only; in fiscal 1998, the long term component will be based upon the average return on capital in 1997 and 1998; and in the fiscal 1999 and thereafter, the long term component will be based upon a three year average return on capital. For fiscal 1997, long term incentive compensation will be payable only if 1997 net profit equals or exceeds a 12% return on capital. The amount of long term incentive compensation payable to each participant will be determined by the long term incentive compensation targets assigned to the participants by the Compensation Committee and the 1997 performance goals and payout matrix approved by the Compensation Committee. The targets range from 45% to 100% of salary, and the maximum long term incentive compensation award for 1997 is two times a participant's target.

  The following table sets forth the incentive awards that each of the persons named in the summary compensation table who were employed in March 1997, and all executive officers as a group will be entitled to receive if the Plan is approved by the shareholders and if the targeted and maximum performance objectives are attained.

           MANAGEMENT INCENTIVE COMPENSATION PLAN -- POTENTIAL AWARDS

                                                             SHORT TERM                LONG TERM
                                                        --------------------      --------------------
                  NAME AND POSITION                      TARGET     MAXIMUM        TARGET     MAXIMUM
------------------------------------------------------------------------------------------------------
PETER S. REDDING                                        $371,250    $742,500      $495,000    $990,000
President & Chief Executive Officer

JOSEPH V. SCHWAN                                         180,000    360,000        300,000    600,000
Sr. Vice President & General Manager -- Document
  Management Division

CRAIG J. BROWN                                           111,000    222,000        222,000    444,000
Sr. Vice President Administration, Treasurer & Chief
  Financial Officer

MICHAEL SPAUL                                             84,500    169,000        169,000    338,000
Sr. Vice President & General Manager -- COMMUNICOLOR

PETER A. DORSMAN                                          82,500    165,000        165,000    330,000
Sr. Vice President & General Manager -- Document
  Systems Division

ALL EXECUTIVE OFFICERS AS A GROUP                       1,306,850   2,613,700     1,957,050   3,914,100
(14 persons)
------------------------------------------------------------------------------------------------------

  The Internal Revenue Code limits the deductibility of executive compensation paid to the Chief Executive Officer and the other persons named in the Summary Compensation Table to $1 million per year, except to the extent that such compensation is performance based. The Board of Directors believes that upon shareholder approval, the Plan will meet those requirements and thereby preserve the deductibility of such compensation to the Company.

  Upon approval by the shareholders, the Plan will become effective retroactively to January 1, 1997. The affirmative vote of a majority of the votes cast upon this proposal is required for approval.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN.

PROPOSAL 4: SELECTION OF AUDITORS

  Action will be taken by the shareholders with respect to the selection of auditors for the Company to serve for 1997. The Board of Directors recommends that the firm of Battelle & Battelle, PPL, Certified Public Accountants, who served as auditors last year, be retained.

  A representative of Battelle & Battelle is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions from shareholders.

  The affirmative vote of a majority of the votes cast is required to retain Battelle & Battelle as the Company auditors for the year 1997.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION AND RETENTION OF BATTELLE & BATTELLE, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S AUDITORS FOR THE YEAR 1997.

  The Board of Directors does not intend to present any other proposals for action by the shareholders at the Annual Meeting and has not been informed that any other person or persons intend to present any other proposal for action by shareholders at the Annual Meeting. If any other matters come before the Annual Meeting, the person voting the proxies will vote the shares they are authorized to vote on the proposals or matters in their best judgment.

                                 OTHER MATTERS

SOLICITATION EXPENSES

  The expenses soliciting proxies and the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries will be paid by the Company.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Any proposal of a shareholder intended for inclusion in the Company's Proxy Statement and form of proxy for the 1998 Annual Meeting of the Company, to be held on April 15, 1998, must be received by the Secretary of the Company on or before November 24, 1997, at its principal executive offices at 600 Albany Street, Dayton, Ohio 45408.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       ALAN L. BAUGHN
                                       Secretary
                                       Dayton, Ohio

                                                                      APPENDIX A
                         THE STANDARD REGISTER COMPANY

                     MANAGEMENT INCENTIVE COMPENSATION PLAN

I.    PURPOSE AND EFFECTIVE TIME

  This Management Incentive Compensation Plan (the "Plan") is designed to provide a significant and flexible economic opportunity to selected officers and employees of The Standard Register Company (the "Company") and its Affiliates as a reflection of their individual and group contributions to the success of the Company and its Affiliates. Payments pursuant to Section IX of the Plan are intended to qualify under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, as excluded from the term "applicable employee remuneration" (such payments being hereinafter referred to as "Excluded Income"). The Plan shall be effective January 1, 1997, provided that the shareholder approval required by Section XV of the Plan is obtained.

II.    DEFINITIONS

  "Affiliate" shall mean (i) a corporation at least 50% of the common stock or voting power of which is owned, directly or indirectly, by the Company and (ii) any other corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

  "Board" shall mean the Board of Directors of the Company.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine that, except as specifically decided otherwise by the Board, is composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

  "Company" shall mean The Standard Register Company, an Ohio corporation.

  "Covered Employees" shall mean Participants designated by the Committee prior to the award of an Incentive Award opportunity hereunder who are or are expected to be "covered employees" within the meaning of Section 162(m)(3) of the Code for the Incentive Period as to which an Incentive Award hereunder is payable, who have or may have compensation in excess of the limitation provided in
Section 162(m) of the Code, and for whom the Committee intends that amounts payable hereunder constitute Excluded Income.

  "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code and the regulations thereunder.

  "Incentive Award" shall mean an award payable to a Participant pursuant to the terms of the Plan, including a Special Incentive Award.

  "Incentive Period" shall mean the period with respect to which a Participant is eligible to earn an Incentive Award.

  "Participant" shall have the meaning set forth in Article IV hereof.

  "Payment Date" shall mean the date following the conclusion of a particular Incentive Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Incentive Awards.

  "Performance Goals" shall have the meaning set forth in Article IX hereof.

  "Special Incentive Award" shall have the meaning set forth in Article IX hereof.

  "Target Incentive Award" shall mean the amount determined by multiplying a Participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Committee in its sole discretion at the time the award is granted, which percentage need not be the same for each Participant.

III.    ADMINISTRATION

  The Plan shall be administered by the Committee. In administering the Plan, the Committee may at its option employ compensation consultants, accountants, counsel, and other persons to assist or render advice to the Committee, all at the expense of the Company. The Committee shall have sole authority to make rules and regulations relating to the administration of the Plan, and any interpretations and decisions of the Committee with respect to the Plan shall be final and binding.

IV.    ELIGIBILITY

  The Committee shall, in its sole discretion, determine for each Incentive Period those officers and salaried employees of the Company and its Affiliates who shall be eligible to participate in the Plan (the "Participants") for such Incentive Period based upon such Participants' opportunity to have a substantial impact on the operating results of the Company or an Affiliate. Nothing contained in the Plan shall be construed as, or be evidence of, any contract of employment with any Participant for a term of any length nor shall participation in the Plan in any Incentive Period by any Participant require continued participation by such Participant in any subsequent Incentive Period.

V.    DETERMINATION OF INCENTIVE AWARDS

  Subject to Article IX hereof, the amount and terms of each Incentive Award to a Participant shall be determined by and in the discretion of the Committee. The Committee may condition the earning of an Incentive Award upon the attainment of specified performance goals, measured over a period ending no later than the end of the applicable Incentive Period. Such performance goals may relate to the Participant or the Company, or any Affiliate, division or department of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, and may be different for each Participant. Incentive Awards payable under the Plan will consist of an award from the Company, based upon a percentage (which may exceed 100%) of the Target Incentive Award and, if applicable, the degree of achievement of such performance goals. Incentive Awards under this Plan for Covered Employees shall be subject to preestablished Performance Goals in accordance with Article IX hereof. Except with respect to Covered Employees, the Committee may, in its sole discretion, increase or decrease the amount of any Incentive Award payable to a Participant and, in recognition of changed or special circumstances, may award an Incentive Award to a Participant even though the Incentive Award is not earned. Incentive Awards earned or otherwise awarded will be paid as soon as administratively feasible on or after the Payment Date. Incentive Awards shall be paid in cash, shares (including restricted shares) of the Company's common stock, or in such combination of cash and shares or such other form as the Committee shall determine.

VI.    TERMINATION OF EMPLOYMENT

  If a Participant's employment with the Company and its Affiliates terminates for any reason during the Incentive Period with respect to any Incentive Awards, the balance of any Incentive Award which remains unpaid at the time of such termination shall be payable to the Participant, or forfeited by the Participant, in accordance with the terms of the award granted by the Committee; provided, however, that in the case of a Covered Employee, to the extent necessary for such amount to be deductible by the Company or its affiliates, no amount shall be payable pursuant to the Plan unless the Performance Goals are satisfied or the termination of the employment of the Covered Employee is due to death or disability. A Participant who remains employed through the Incentive Period but is terminated prior to the Payment Date shall be entitled to receive any Incentive Award payable to such Participant with respect to such Incentive Period. Notwithstanding any other provision of this Plan, if a Participant's employment with the Company and its Affiliates is terminated for cause during the Incentive Period with respect to any Incentive Awards, the balance of any Incentive Award which remains unpaid at the time of such termination shall be forfeited by the Participant. For purposes of this Article VI, cause is defined as including, but not limited to, theft of or intentional damage to Company property, intentional harm to the Company's reputation, material breach of the Participant's duty of fidelity to the Company, chronic alcoholism, the use of illegal drugs, the commission of a felony, willful violation of Company policy, or trading in securities of the Company for personal gain based on knowledge of the Company's activities or results when such information is not available to the general public.

VII.    AMENDMENT AND DISCONTINUANCE

  The Board shall have the right to discontinue the Plan and to amend the Plan, from time to time, but no such amendment (i) shall be effective until approved by the Committee, (ii) shall impair any award made prior to the date of such amendment without the consent of the Participant or Participants affected, or
(iii) which changes the basis on which Performance Goals are established or the maximum awards set forth in subparts (c) and (e), respectively, of Article IX of this Plan shall be effective until such amendment shall have been approved by the affirmative vote of a majority of the votes cast by the holders of the voting securities of the Company represented at a meeting and entitled to vote thereon.

VIII.    MISCELLANEOUS

  It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the payment obligations created under the Plan; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its principles of conflict of laws.

IX.    PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS

  Incentive Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth herein. Notwithstanding Article V hereof, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article IX.

       (a) Target Bonus. On or before the 90th day of each Incentive Period, and in any event before 25% or more of the Incentive Period has elapsed, the Committee shall establish in writing specific Performance Goals for the Incentive Periods, upon the attainment of which will be conditioned the payment of Incentive Awards ("Special Incentive Awards") to such of the Participants who may be Covered Employees. A Special Incentive Award shall consist of an award from the Company to be based upon a percentage (which may exceed 100%) of a Target Incentive Award. The extent, if any, to which a Special Incentive Award will be payable will be based upon the degree of achievement of preestablished Performance Goals over a specified Incentive Period; provided, however, that the Committee may, in its sole discretion, reduce the amount that would otherwise be payable with respect to an Incentive Period.

       (b) Incentive Period. The Incentive Period will be a period of up to 12 months, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals are established with respect to such Incentive Period.

       (c) Performance Goals. The Performance Goals established by the Committee at the time a Special Incentive Award is granted will be based on one or more of the following: earnings per share, market share, stock price, sales, reduction of costs, net operating income, cash flow, retained earnings, return on capital, return on equity, return on assets, results of customer satisfaction surveys, aggregate product price and other product price measures, and operating and maintenance cost management; provided, however, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Such Performance Goals also may be based on the attainment of levels of performance of the Company and/or any Affiliates under one or more of the measures described above relative to the performance of other corporations.

       (d) Payment of an Incentive Award. At the time the Special Incentive Award is granted, the Committee shall prescribe a formula to determine the percentage of the Target Incentive Award which may be payable based upon the degree of attainment of the Performance Goals during the Incentive Period. If the minimum Performance Goals established by the Committee are not met, no payment will be made to a Participant who is a Covered Employee. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions of the Special Incentive Awards have been satisfied, payment shall be made on the Payment Date in accordance with the prescribed formula based upon a percentage of the Target Incentive Award unless the Committee determines, in its sole discretion, to reduce the payment to be made.

       (e) Maximum Payable. The maximum amount payable to a Covered Employee under this Plan for any fiscal year of the Company pursuant to this Plan shall be $3,000,000.

       (f) Accounting Adjustments. The Committee shall be authorized to make adjustments in the method of calculating attainment of performance goals in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment shall be made in a manner consistent with Section 162(m) of the Code, and the regulations promulgated thereunder.

X.    CHANGE IN CONTROL

  Notwithstanding any other provision of this Plan, if a change in control of the Company occurs, (i) each Participant who is employed by the Company or an Affiliate immediately before the change in control shall be entitled to receive a payment equal to his or her Target Incentive Award for the Incentive Period that includes the date of the change in control, and (ii) any Incentive Award that becomes payable to such a Participant for that Incentive Period, to the extent that it is duplicative of the amount of the payment made to such Participant pursuant to clause (i) of this Article X, shall be reduced (but not below zero) by such prior payment. For purposes of this Article X, a change in control of the Company shall be deemed to have occurred if any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a trustee under the John Q. Sherman Testamentary Trust or the William C. Sherman Testamentary Trust or the William C. Sherman Intervivos Trust dated December 29, 1939, becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities.

XI.    DEFERRAL ELECTIONS

  The Committee may at its option establish written procedures pursuant to which Participants are permitted to defer the receipt of Incentive Awards payable hereunder.

XII.    EFFECT ON OTHER BENEFIT AND COMPENSATION PROGRAMS

  Unless otherwise specifically provided to the contrary in the relevant plan, program, or practice, Incentive Awards received by Participants under this Plan shall be deemed a part of a Participant's compensation for purposes of calculating payments or benefits under the Company's retirement plans and for purchase of supplemental life insurance; and shall not be deemed a part of a Participant's compensation for purposes of calculating payments or benefits under any other Company benefit plan, program, practice, or severance policy.

XIII.    SUCCESSORS AND ASSIGNS; NON-ALIENATION OF BENEFITS

  This Plan shall be binding on all successors and assigns of a Participant including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors. All rights and benefits under this Plan are personal to the Participant and neither the Plan nor any right or interest or a Participant or any other person arising under this Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company's consent. Subject to the foregoing, the Company may establish such procedures as it deems necessary for a Participant to designate one or more beneficiaries to whom any payment the Committee determines to make would be payable in the event of the Participant's death.

XIV.    SECTION 162(M) COMPLIANCE; INTERPRETATION OF PLAN

  This Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.

XV.    SHAREHOLDER APPROVAL

  This Plan shall not become effective with respect to individuals who are Covered Employees unless it shall have been approved by the affirmative vote of a majority of the votes cast by the holders of the voting securities of the Company represented at a meeting and entitled to vote thereon.

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

------------------------------
THE STANDARD REGISTER COMPANY
------------------------------

RECORD DATE SHARES:






Please be sure to sign and date this Proxy.    Date_____________________________

________________________________________________________________________________
Shareholder sign here                      Co-owner sign here

                                                 For        Against     Abstain

1.  Proposal to fix and determine the number    [  ]         [  ]         [  ]
    of Directors to be ten.

2.  Election of Directors.
    A vote FOR includes discretionary authority (i) to cumulate votes selectively among the nominees and (ii) to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.

                                                                 For      Withhold    For All Except
        ROY W. BEGLEY, JR.            DENNIS L. REDIKER         [  ]         [  ]         [  ]
        F. DAVID CLARKE, III          ANN SCAVULLO
        PAUL H. GRANZOW               JOHN J. SCHIFF, JR.
        GRAEME G. KEEPING             CHARLES F. SHERMAN
        PETER S. REDDING              JOHN Q. SHERMAN, II


    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

                                                 For        Against     Abstain

3.  Proposal to approve The Standard Register   [  ]         [  ]         [  ]
    Company Management Incentive Compensation
    Plan.

4.  Proposal to approve Battelle & Battelle,    [  ]         [  ]         [  ]
    Certified Public Accountants, as the
    independent public accountants of the
    Company.

5. According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described above.

    Mark box at right if an address change or comment has been noted on
    the reverse side of this card.                                          [  ]

--------------------------------------------------------------------------------
DETACH CARD                                                     DETACH CARD

                        THE STANDARD REGISTER COMPANY


          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 16, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of The Standard Register Company ("Company") hereby appoints PETER S. REDDING, PAUL H. GRANZOW and CHARLES F. SHERMAN ("Appointed Proxies"), each with full power to substitute or act alone, to vote (the action of a majority of those present to control) with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held April 16, 1997, and any adjournments thereof, upon the matters listed on the reverse side hereof.

THE APPOINTED PROXIES WILL VOTE FOR EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE, WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

--------------------------------------------------------------------------------

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

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HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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